As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-176485

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-0419483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 Broadway, 6th Floor

Santa Monica, CA 90404

(310) 282-8820

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ronald M. Sanders, Esq.

660 Madison Avenue, Suite 1600

New York, NY 10065

(212) 230-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David W. Bonser, Esq.

James E. Showen, Esq.

Hogan Lovells US LLP

555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: Not applicable. Termination of registration statement and deregistration of related securities that were not sold pursuant to the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION STATEMENT AND DEREGISTRATION OF SECURITIES

On August 24, 2011, Colony Financial, Inc. (the “Company”) filed a registration statement on Form S-3, Registration No. 333-176485, as subsequently amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) to register the resale from time to time of up to 2,175,000 shares of the Company’s common stock, par value $0.01 per share (the “Registered Securities”), by the selling stockholders identified in the Registration Statement. The Registration Statement was declared effective by the Commission on September 15, 2011.

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Registered Securities registered for resale by the selling stockholders identified in the Registration Statement, if any, that were not sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment. The Company hereby terminates the effectiveness of the Registration Statement and deregisters all of the Registered Securities registered for resale under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, CA, on February 11, 2015.

COLONY FINANCIAL, INC.

By:	/s/ Darren. J. Tangen
Darren J. Tangen
Chief Operating Officer & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Executive Chairman	February 11, 2015
Thomas J. Barrack, Jr.

*	Chief Executive Officer, President and Director (principal executive officer)	February 11, 2015
Richard B. Saltzman

/s/ Darren J. Tangen	Chief Operating Officer & Chief Financial Officer (principal financial and accounting officer)	February 11, 2015
Darren J. Tangen

*	Director	February 11, 2015
George G. C. Parker

*	Director	February 11, 2015
John A. Somers

*	Director	February 11, 2015
John L. Steffens

Director
Nancy A. Curtin

*By:	/s/ Darren J. Tangen
Darren J. Tangen
Attorney-in-Fact